As filed with the Securities and Exchange Commission on September 22, 1999
                                                    Registration No. 333-


                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                   -----------------------------------------------
                                     FORM S-8
                               REGISTRATION STATEMENT
                                       Under
                             The Securities Act of 1933




                          Mallon Resources Corporation
             (Exact name of registrant as specified in its charter)

        Colorado                                                 84-1095959
(State or Other Jurisdiction                                  (I.R.S. Employer
of Incorporation or Organization)                          Identification No.)



                          Mallon Resources Corporation
                           999 18th Street, Suite 1700
                             Denver, Colorado 80202
                                 (303) 293-2333
   (Address and telephone number of registrant's principal executive offices)



                        Mallon Resources Corporation 1997
                            Equity Participation Plan
                              (Full title of plan)


                                    Copy To:
Roy K. Ross
Executive Vice President                     Thomas A. Richardson, Esq.,
Mallon Resources Corporation                 Holme Roberts & Owen LLP
999 18th St., Suite 1700                     1700 Lincoln Street, Suite 4100
Denver, Colorado 80202                       Denver, Colorado 80203
(303)293-2333                                (303) 861-7000
           (Name, Address, and Telephone Number of Agent for Service)



                        CALCULATION OF REGISTRATION FEE

                                Proposed         Proposed
Title of                        maximum          maximum
securities    Amount            offering         aggregate        Amount of
to be         to be             price            offering         registration
registered    registered        per share (1)    price (1)        fee (1)
-------------------------------------------------------------------------
Common Stock   1,275,000         $8.750          $9,613,677         $2,673
------------
(1) Calculated pursuant to Rule 457(h). Consisting of 525,521 shares at $8.750 (the market price on September 21, 1999), for shares not subject to outstanding options and 729,479 shares at $6.875 per share and 20,000 shares at $.01 per share for shares subject to outstanding options.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The following documents filed by Mallon Resources Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

(a) The Company's latest annual report on Form 10-K for the year ended December 31, 1998.

(b) The Company's quarterly report on Form 10-Q for the quarter ended March 31, 1999 filed on May 17, 1999.

(c) The Company's quarterly report on Form 10-Q for the quarter ended June 30, 1999 filed August 13, 1999.

(d) The Company's current reports on Form 8-K filed on March 9, 1999, March 10, 1999, March 18, 1999, May 24, 1999, June 15, 1999, August 3, 1999 and
     August 20, 1999.

(e) The Company's description of its Common Stock contained in its Registration Statement on Form 8-A, filed on February 1, 1995 (File No. 1- 13124).

   All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

4. DESCRIPTION OF SECURITIES.

Not applicable.

5.INTERESTS OF NAMED EXPERTS.

Not applicable.

6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Sections 7-109-102 and 103 of the Colorado Business Corporations Act ("CBCA") authorize the indemnification of directors and officers against liability incurred by reason of being a director or officer and against expenses (including attorney's fees) judgments, fines and amounts paid in settlement and reasonably incurred in connection with any action seeking to establish such liability, in the case of third-party claims, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in the case of actions by or in the right of the corporation, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and if such officer or director shall not have been adjudged liable to the corporation, unless a court otherwise determines. Indemnification is also authorized with respect to any criminal action or proceeding where the officer or director had no reasonable cause to believe his conduct was unlawful.

         Additionally, the Restated Articles of Incorporation and Bylaws of the Company provide for mandatory indemnification of directors to the fullest extent permitted by Colorado law. This provision does not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions by the directors not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for liability arising under Section 7-108-403 of the Colorado Business Corporation Act (relating to the declaration of dividends and purchase or redemption of shares in violation of the Colorado Business Corporation Act); or (iv) for any transaction from which the director derived an improper personal benefit.

7.EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

8.EXHIBITS.

 5.1 Legality Opinion of Holme Roberts & Owen LLP
23.1 Consent of Arthur Andersen LLP
23.2 Consent of PricewaterhouseCoopers LLP
23.3 Consent of Holme Roberts & Owen LLP is included in Exhibit 5.1.
24.1 Power of attorney. See signature page attached hereto.

9. UNDERTAKINGS.

A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement, or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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



                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on September 22, 1999.

MALLON RESOURCES CORPORATION

By:  /S/Roy K. Ross
Name:   Roy K. Ross
Title:  Executive Vice President

We, the undersigned officers and directors of Mallon Resources Corporation hereby severally constitute and appoint George O. Mallon and Roy K. Ross, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all post-effective amendments to this Registration Statement and any abbreviated Registration Statement in connection with this Registration Statement, including but not limited to any Registration Statement filed to register additional Common Stock which may be acquired pursuant to the Mallon Resources Corporation Equity Incentive Plan; and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and to sign all documents in connection with the qualification and sale of the Common Stock with Blue Sky authorities and with the National Association of Securities Dealers, Inc.; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/S/ George O. Mallon                     September 22, 1999
George O. Mallon                         Chairman of the Board of Directors
                                         and President (Principal Executive
                                         Officer)

/S/ Roy K. Ross                          September 22, 1999
Roy K. Ross                              Executive Vice President and Director

/S/ Kevin M. Fitzgerald                  September 22, 1999
Kevin M. Fitzgerald                      Executive Vice President and Director

/S/ Alfonso R. Lopez                     September 22, 1999
Alfonso R. Lopez                         Treasurer (Chief Financial Officer)

/S/ Carolena F. Chapman                  September 22, 1999
Carolena F. Chapman                      Controller (Chief Accounting Officer)

__________________________________       September __, 1999
Frank Douglass                           Director

__________________________________       September __, 1999
Roger R. Mitchell                        Director

__________________________________       September __, 1999
Francis J. Reinhardt Jr.                 Director

*/S/ Peter H. Blum                       September 22, 1999
Peter H. Blum                            Director

* By Roy K. Ross as Attorney-in-Fact

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EXHIBIT INDEX

Exhibit
Number     Description

5.1        Legality Opinion of Holme Roberts & Owen LLP

23.1       Consent of Arthur Andersen LLP

23.2       Consent of PricewaterhouseCoopers LLP

23.3       Consent of Holme Roberts & Owen LLP (Exhibit 5.1)

24.1       Power of attorney (Signature page)


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